Exhibit 99.1

For Immediate Release

Contact:	Joel S. Marcus
Chief Executive Officer
Alexandria Real Estate Equities, Inc.
(626) 578-9693

ALEXANDRIA REAL ESTATE EQUITIES, INC.

ANNOUNCES PUBLIC OFFERING OF

6,000,000 SHARES OF COMMON STOCK

PASADENA, CA. – May 13, 2013 - Alexandria Real Estate Equities, Inc. (NYSE:ARE) announced today that it is commencing an underwritten public offering of 6,000,000 shares of common stock.  BofA Merrill Lynch, Citigroup, and J.P. Morgan will act as joint book-running managers for the offering. Alexandria Real Estate Equities, Inc. expects to grant the underwriters a thirty-day option to purchase up to 900,000 additional shares.

The Company intends to initially use the net proceeds from this offering to reduce the outstanding balance on its unsecured senior line of credit.  The Company may then borrow from time to time under its unsecured senior line of credit to fund the selective development or redevelopment of life science properties, to fund property acquisitions, to repay other debt, or for general working capital and other corporate purposes.

Alexandria Real Estate Equities, Inc., a self-administered and self-managed investment-grade REIT, is the largest and leading REIT focused principally on owning, operating, developing, redeveloping, and acquiring high-quality, sustainable real estate for the broad and diverse life science industry.  Alexandria’s client tenants span the life science industry, including renowned academic and medical institutions, multinational pharmaceutical companies, public and private biotechnology entities, U.S. government research agencies, medical device companies, industrial biotech companies, venture capital firms, and life science product and service companies.  As of March 31, 2013, the Company had 173 properties aggregating approximately 16.7 million rentable square feet, composed of approximately 14.2 million rentable square feet of operating properties, approximately 2.1 million rentable square feet undergoing active development, and approximately 0.4 million rentable square feet undergoing active redevelopment.

The common stock will be issued pursuant to an effective registration statement on Form S-3 that was previously filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s common stock, nor shall there be any sale of the common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Copies of the prospectus supplement relating to this offering, when available, may be obtained by contacting: BofA Merrill Lynch, Attn: Prospectus Department, 222 Broadway, New York, NY 10038; email dg.prospectusrequests@baml.com; or Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (tel: 800-831-9146); or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-866-803-9204.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, without limitation, statements regarding the Company’s offering of common stock (including an option to purchase additional shares of common stock) and its intended use of the proceeds.  These forward-looking statements are based on the Company’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur.  Actual results may differ materially from those contained in or implied by the Company’s forward-looking statements as a result of a variety of factors, including, without limitation, the risks and uncertainties detailed in its filings with the Securities and Exchange Commission.  All forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update this information.  For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in the Company’s forward-looking statements, and risks and uncertainties to the Company’s business in general, please refer to the Company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

# # #